Exhibit 99.5

SUBJECT TO COMPLETION — PRELIMINARY PROXY MATERIAL DATED SEPTEMBER 18, 2018 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK AND EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail LASALLE HOTEL PROPERTIES As a common shareholder of LaSalle Hotel Properties, you have the option of voting your common shares electronically through the Internet or by tele-phone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on the day immediately prior to the Special Meeting of Shareholders. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Notice, Proxy Statement and Form of Proxy are Available at: www.proxyvoting.com/LHO FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES LASALLE HOTEL PROPERTIES SPECIAL MEETING OF SHAREHOLDERS The signatory on the reverse side of this proxy card (the “shareholder(s)”) hereby appoints Michael D. Barnello and Kenneth G. Fuller and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to attend, to represent and to vote, as designated on the reverse hereof, all of the common shares of LaSalle Hotel Properties held of record by the share-holder(s) at the close of business on [ • ], 2018 at the Special Meeting of Shareholders of LaSalle Hotel Properties to be held on [ • ], 2018 Eastern Time, or at any adjournment or postponement thereof, at the [ • ], and otherwise to represent the shareholder(s) at the Special Meeting of Shareholders with all powers possessed by the shareholder(s) as if personally present at such meeting. This proxy, when properly executed, will be voted as directed herein. If this proxy is executed but no such direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations. The Board of Trustees recommends a vote “FOR” each of Proposals 1, 2 and 3. Pursuant to LaSalle Hotel Properties’ bylaws, no business may be transacted at the Special Meeting of Shareholders except as specifically designated in the Notice of Special Meeting of Shareholders. (Continued, and to be marked, dated and signed, on the other side) Vote by Mail Sign and return our proxy in the postage-paid envelope provided. Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-877-482-6138 Vote by Internet Access the Website and submit your proxy: www.proxyvoting.com/LHO

LASALLE HOTEL PROPERTIES Please mark your votes like this Proposal 1 To approve the merger of LaSalle Hotel Properties with and into Ping Merger Sub, LLC, which we refer to as the company merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of September 6, 2018, as amended on September 18, 2018, and as it may be amended from time to time, which we refer to as the merger agreement, by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P., Ping Merger Sub, LLC, Ping Merger OP, LP, LaSalle Hotel Properties and LaSalle Hotel Operating Partnership, L.P., which we refer to as the merger proposal. For Against Abstain Proposal 2 To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to LaSalle Hotel Properties’ named executive officers that is based on or otherwise relates to the company merger, which we refer to as the LaSalle advisory (non-binding) proposal on specified compensation. Proposal 3 To approve any adjournment of the LaSalle Hotel Properties special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the LaSalle Hotel Properties special meeting to approve the merger proposal, which we refer to as the LaSalle adjournment proposal. For Against Abstain For Against Abstain Signature Signature, if held jointly (Title) Date , 2018 Note: The signatory hereof hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the special meeting. This proxy may be revoked at any time before it is exercised. Please sign exactly as your name appears hereon. When shares are held by joint owners, each must sign. If the common shareholder is an entity and not an individual, please sign in full entity name by an authorized officer. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 & 3 X If you have questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below: 1407 Broadway, 27th Floor New York, New York 10018 Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com